PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY


Insured                                   Rider for Policy No.



                 SUPPLEMENTARY MONTHLY RENEWABLE NON-CONVERTIBLE
                            ONE MONTH TERM INSURANCE

MONTHLY TERM INSURANCE.--Under this rider, we will provide monthly term insurance on the Insured's life. We will do this during any Contract Month which begins on a Monthly Date on which the contract is not in default and on which the Insured's attained age is less than 70.

You will not have to prove to us that the Insured is insurable to continue this insurance from month to month provided the rider has not ended as described in the Termination section. We make these promises subject to all the provisions of this rider and of the rest of this contract.

The amount of insurance during any Contract Month will be the Target Amount (which we describe under Target Amount) for that Contract Month. The insurance will start on the Monthly Date which begins that Contract Month; it will end at the end of the day before the next Monthly Date. Any proceeds under this contract that may arise from the Insured's death while this rider is in force will include the Target Amount.

We will deduct the charge for monthly term insurance under this rider from the contract fund. The charge will be no more than the amount we describe under Maximum Guaranteed Charges. We may deduct a smaller charge as we describe under Current Rates.

TARGET AMOUNT.--We compute the Target Amount on each Monthly Date. It is equal to the Initial Amount of Term Insurance.

RIDER PREMIUMS AND CHARGES.--We show the premiums for this rider in the Contract Data pages, and these premiums are included in the Scheduled Premiums shown in these pages. From each premium payment, we make the deductions shown under Schedule of Expense Charges in these pages; the balance is the invested premium amount which is added to the contract fund.

Rider premiums and monthly charges stop on the contract anniversary on which the insured's attained age is 70.

MAXIMUM GUARANTEED CHARGES.--The maximum guaranteed charges per $1,000 of Initial Amount of Term Insurance are included in the Schedule of Monthly Deductions in the Contract Data pages. The amount we deduct on a Monthly Date will not be more than this charge multiplied by the number of $1,0O0's of initial Amount of Term Insurance.

CURRENT RATES.--From time to time we will set the current rates based on the Insured's rating class, sex and attained age for the insurance we provide under this rider. They will not be more than the maximum guaranteed rates. We will set rates based on our expectations as to future experience. At least once every five years, but not more often than once a year, we will consider the need to change the rates. We will change them only if we do so for all riders like this one dated in the same year as this one.

AUTOMATIC INCREASE IN AMOUNT OF INSURANCE.--If this rider is in force on the day before the anniversary on which the Insured's attained age is 70, we will exchange this rider for an increase in the amount of insurance under this contract. You will not have to prove that the Insured is insurable. The increase will take effect on the contract anniversary on which the Insured's attained age is 70.

                            MISCELLANEOUS PROVISIONS

GENERAL.--Where there is no conflict with this rider, the provisions of this contract will also apply to the rider.

PAID-UP CONTRACT.--The Paid-up Contract section of the contract is amended by adding the following sentence. In no event will this contract become fully paid-up prior to the termination of rider VALB 500Y.

BASIC AMOUNT.--While this rider remains in force, the Table of Basic Amounts in the contract is replaced with the table that follows. We have made this change so the contract and this rider together will comply with Section 7702 of the Internal Revenue Code of 1954 as amended. We will deduct from the contract fund an each Monthly Date a charge for any portion of the basic amount which exceeds the contract fund and for which we do not other wise charge under the terms of an extra benefit. We will deem this portion of the basic amount, and the charge for it, to be made under the terms of the contract and not under this rider.

                            (Continued on Next Page)

VALB 500 Y



                         (Continued from Preceding Page)

                             TABLE OF BASIC AMOUNTS

When the proceeds arise from the Insured's death:
 And The Contract Is In Force:          Then The Basic Amount Is:                        And We Adjust The Basic
                                                                                         Amount For:

 on a premium paying basis and not      the larger of: (1) the face amount (see          contract debt (see page 15),
 in default past its days of grace      page 3), plus any excess of the contract         plus any charges due in the
                                        fund (see page 10) over the tabular              days of grace (see page 8).
                                        contract fund (see page 12), plus the
                                        Target Amount described in rider VALB
                                        5OOY; and (2) the amount of insurance
                                        provided by the contract fund at the net
                                        single premium rate; plus the amount of
                                        any extra benefits other than those
                                        provided under Rider VALB 5OOY.

 as variable reduced paid-up            the amount of variable reduced paid-up           contract debt.
 insurance (see page 13)                insurance (see page 13)

 as extended insurance (see             the amount of term insurance, if the             nothing.
 page 13)                               Insured dies in the term (see page 13);
                                        other wise zero



     UNSCHEDULED PREMIUMS.--The second paragraph of the Unscheduled Premiums provision is amended by adding the following sentence: Or if we determine at any time that the amount of insurance provided by the contract fund at the net single premium rate exceeds the face amount, plus any excess of the contract fund over the tabular contract fund, plus the Target Amount, then, we have the right to refuse to accept further premium payments, or to limit the amount or frequency of premium payments thereafter.

TERMINATION--This rider will end on the earliest of:

1. the end of the last day of grace if the contract is in default; it will not continue if a benefit takes effect under any contract value options provision that may be in the contract;

2. the end of the day before the anniversary on which the Insured's attained age is 70;

3. the date the contract is surrendered under its Cash Value Option; and

4. the date the contract ends for any other reason.

Further, if you ask us in writing, we will cancel the rider as of the first Monthly Date on or after we receive your request. Contract premiums and monthly charges due then and later will be reduced accordingly.

RIDER ATTACHED TO AND MADE A PART OF THIS CONTRACT ON THE CONTRACT DATE


Pruco Life Insurance Company of New Jersey,


By

                  Secretary

VALB 500 Y

                                  CONTRACT DATA

INSURED'S SEX AND ISSUE AGE M-35
RATING CLASS  NON-SMOKER

    INSURED         JOHN DOE              XX XXX XXX          POLICY NUMBER

  FACE AMOUNT       $50,000               JUL 1, 1986         CONTRACT DATE
                                                              CONTRACT

PREMIUM PERIOD      LIFE                  JUL 1, 2016         CHANGE DATE
        AGENCY      R-NK 1


BENEFICIARY  WIFE, LIFE, WIFE


                            LIST OF CONTRACT MINIMUMS

                           THE MINIMUM PREMIUM IS $25.

                         LIST OF SUPPLEMENTARY BENEFITS

(EACH BENEFIT IS DESCRIBED IN THE FORM THAT BEARS THE NUMBER SHOWN FOR IT).

VALB 500 Y      MONTHLY RENEWABLE TERM INSURANCE
                INITIAL AMOUNT OF TERM INSURANCE IS $100,000--

                             ***** END OF LIST *****

                              SCHEDULE OF PREMIUMS

            PLANNED PAYMENT DATES OF SCHEDULED PREMIUMS OCCUR ON THE CONTRACT DATE AND AT INTERVALS OF 12 MONTHS AFTER THAT DATE.

              SCHEDULED PREMIUMS ARE              $XXX.XX EACH
              CHANGING ON JULY 1, 1987 TO         $XXX.XX EACH
              CHANGING ON JULY 1, 1988 TO         $XXX.XX EACH
              CHANGING ON JULY 1, 1989 TO         $XXX.XX EACH
              CHANGING ON JULY 1, 1990 TO         $XXX.XX EACH
              CHANGING ON JULY 1, 1991 TO         $XXX.XX EACH
              CHANGING ON JULY 1, 1992 TO         $XXX.XX EACH
              CHANGING ON JULY 1, 1993 TO         $XXX.XX EACH
              CHANGING ON JULY 1, 1994 TO         $XXX.XX EACH
              CHANGING ON JULY 1, 1995 TO         $XXX.XX EACH
              CHANGING ON JULY 1, 1996 TO         $XXX.XX EACH
              CHANGING ON JULY 1, 1997 TO         $XXX.XX EACH
              CHANGING ON JULY 1, 1998 TO         $XXX.XX EACH
              CHANGING ON JULY 1, 1999 TO         $XXX.XX EACH
              CHANGING ON JULY 1, 2000 TO         $XXX.XX EACH
              CHANGING ON JULY 1, 2001 TO         $XXX.XX EACH
              CHANGING ON JULY 1, 2002 TO         $XXX~XX EACH

                      CONTRACT DATA CONTINUED ON NEXT PAGE

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                                     II-253

              CHANGING ON JULY 1, 2003 TO         $XXX.XX EACH
              CHANGING ON JULY 1, 2004 TO         $XXX.XX EACH
              CHANGING ON JULY 1, 2005 TO         $XXX.XX EACH
              CHANGING ON JULY 1, 2006 TO         $XXX.XX EACH
              CHANGING ON JULY 1, 2007 TO         $XXX.XX EACH
              CHANGING ON JULY 1, 2008 TO         $XXX.XX EACH
              CHANGING ON JULY 1, 2009 TO         $XXX.XX EACH
              CHANGING ON JULY 1, 2010 TO         $XXX.XX EACH
              CHANGING ON JULY 1, 2011 TO         $XXX.XX EACH
              CHANGING ON JULY 1, 2012 TO         $XXX.XX EACH
              CHANGING ON JULY 1, 2013 TO         $XXX.XX EACH
              CHANGING ON JULY 1, 2014 TO         $XXX.XX THEREAFTER

CONTRACT PREMIUMS INCLUDE THE PREMIUMS FOR THE FOLLOWING SUPPLEMENTARY BENEFITS:

                PREMIUMS FOR BENEFIT VALB 500 Y ARE $XXX.XX EACH

                   CHANGING ON JULY 1, 1987 TO $ 195.00 EACH
                   CHANGING ON JULY 1, 1988 TO $ 210.00 EACH
                   CHANGING ON JULY 1, 1989 TO $ 229.00 EACH
                   CHANGING ON JULY 1, 1990 TO $ 247.00 EACH
                   CHANGING ON JULY 11 1991 TO $ 335.00 EACH
                   CHANGING ON JULY 1, 1992 TO $ 364.00 EACH
                   CHANGING ON JULY 1, 1993 TO $ 395.00 EACH
                   CHANGING ON JULY 1, 1994 TO $ 428.00 EACH
                   CHANGING ON JULY 1, 1995 TO $ 464.00 EACH
                   CHANGING ON JULY 1, 1996 TO $ 503.00 EACH
                   CHANGING ON JULY 11 1997 TO $ 544.00 EACH
                   CHANGING ON JULY 1, 1998 TO $ 588.00 EACH
                   CHANGING ON JULY 1, 1999 TO $ 635.00 EACH
                   CHANGING ON JULY 1, 2000 TO $ 687.00 EACH
                   CHANGING ON JULY 1, 2001 TO $ 745.00 EACH
                   CHANGING ON JULY 1, 2002 TO $ 812.00 EACH
                   CHANGING ON JULY 1, 2003 TO $ 887.00 EACH
                   CHANGING ON JULY 1, 2004 TO $ 973.00 EACH
                   CHANGING ON JULY 1, 2005 TO $1067.00 EACH
                   CHANGING ON JULY 1, 2006 TO $1169.00 EACH
                   CHANGING ON JULY 1, 2007 TO $1277.00 EACH
                   CHANGING ON JULY 1, 2008 TO $1391.00 EACH
                   CHANGING ON JULY 1, 2009 TO $1513.00 EACH
                   CHANGING ON JULY 1, 2010 TO $1647.00 EACH
                   CHANGING ON JULY 1, 2011 TO $1796.00 EACH
                   CHANGING ON JULY 1, 2012 TO $1946.00 EACH
                   CHANGING ON JULY 1, 2013 TO $2154.00 EACH
                   CHANGING ON JULY 1, 2014 TO $2368.00 EACH
                   CHANGING ON JULY 1, 2015 TO $2604.00 EACH
                   CHANGING ON JULY 1, 2016 TO $2860.00 EACH
                   CHANGING ON JULY 1, 2017 TO $3133.00 EACH
                   CHANGING ON JULY 1, 2018 TO $3425.00 EACH
                   CHANGING ON JULY 1, 2019 TO $3738.00 EACH
                   CHANGING ON JULY 1, 2020 TO $4085.00 EACH

                            *****END OF SCHEDULE*****

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                                     II-254

                SCHEDULE OF EXPENSE CHARGES FROM PREMIUM PAYMENTS

   FROM EACH PREMIUM PAID WE DEDUCT A PER-PAYMENT PROCESSING CHARGE OF $2.00.

FROM THE REMAINDER WE DEDUCT A CHARGE OF 7.5%. AFTER DEDUCTION OF THIS AMOUNT, THE BALANCE IS THE INVESTED PREMIUM AMOUNT (SEE PAGE 11.)

                            *****END OF SCHEDULE*****

                SCHEDULE OF MONTHLY DEDUCTIONS FROM CONTRACT FUND

THE MONTHLY ADMINISTRATION CHARGE IS $5.50. THE MONTHLY CHARGE TO GUARANTEE THE MINIMUM DEATH BENEFIT IS $1.50.

MONTHLY DEDUCTIONS FOR ANY SUPPLEMENTARY BENEFITS CONSIST OF A FIXED CHARGE PLUS AN AMOUNT THAT DEPENDS ON THE INSURANCE DEFINED IN RIDER VALB 500 Y.

MONTHLY DEDUCTIONS FOR SUPPLEMENTAL BENEFIT VALB 500 Y ARE BASED ON THE NUMBER OF UNITS OF INSURANCE, INCLUDING ANY FRACTION, ON THE MONTHLY DATE AND THE MONTHLY RATE PER UNIT OF INSURANCE. THE NUMBER OF UNITS OF INSURANCE IS EQUAL TO THE INSURANCE PROVIDED BY RIDER VALB 500 Y DIVIDED BY THE TABULAR AMOUNT OF INSURANCE PER $1~000 OF INITIAL AMOUNT OF INSURANCE. THE DEDUCTION MAY BE ADJUSTED AS DESCRIBED IN RIDER VALB 500 Y.

                                                          MAXIMUM MONTHLY
                                         FIXED           RATE PER UNIT OF
MONTHLY DEDUCTIONS ARE                   CHARGE             INSURANCE
----------------------                   ------          ----------------
  CHANGING ON JULY 1, 1987 TO            XX.XX               o XXXXX
  CHANGING ON JULY 1, 1988 TO            XX.XX               o XXXXX
  CHANGING ON JULY 1, 1989 TO            XX.XX               o XXXXX
  CHANGING ON JULY 1, 1990 TO            XX.XX               o XXXXX
  CHANGING ON JULY 1, 1991 TO            XX.XX               o XXXXX
  CHANGING ON JULY 1, 1992 TO            XX.XX               o XXXXX
  CHANGING ON JULY 1, 1993 TO            XX.XX               o XXXXX
  CHANGING ON JULY 1, 1994 TO            XX.XX               o XXXXX
  CHANGING ON JULY 1, 1995 TO            XX.XX               o XXXXX
  CHANGING ON JULY 1, 1996 TO            XX.XX               o XXXXX
  CHANGING ON JULY 1, 1997 TO            XX.XX               o XXXXX
  CHANGING ON JULY 1, 1998 TO            XX.XX               o XXXXX
  CHANGING ON JULY 1, 1999 TO            XX.XX               o XXXXX
  CHANGING ON JULY 1, 2000 TO            XX.XX               o XXXXX
  CHANGING ON JULY 1, 2001 TO            XX.XX               o XXXXX
  CHANGING ON JULY 1, 2002 TO            XX.XX               o XXXXX
  CHANGING ON JULY 1, 2003 TO            XX.XX               o XXXXX
  CHANGING ON JULY 1, 2004 TO            XX.XX               o XXXXX
  CHANGING ON JULY 1, 2005 TO            XX.XX               o XXXXX
  CHANGING ON JULY 1, 2006 TO            XX.XX               o XXXXX
  CHANGING ON JULY 1, 2007 TO            XX.XX               o XXXXX
  CHANGING ON JULY 1, 2008 TO            XX.XX               o XXXXX
  CHANGING ON JULY 1, 2009 TO            XX.XX               o XXXXX

                      CONTRACT DATA CONTINUED ON NEXT PAGE


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                                     II-255

                             CONTRACT DATA CONTINUED

  CHANGING ON JULY 1, 2010 TO            XX.XX               o XXXXX
  CHANGING ON JULY 1, 2011 TO            XX.XX               o XXXXX
  CHANGING ON JULY 1, 2012 TO            XX.XX               o XXXXX
  CHANGING ON JULY 1, 2013 TO            XX.XX               o XXXXX
  CHANGING ON JULY 1, 2014 TO            XX.XX               o XXXXX
  CHANGING ON JULY 1, 2015 TO            XX.XX               o XXXXX
  CHANGING ON JULY 1, 2016 TO            XX.XX               o XXXXX
  CHANGING ON JULY 1, 2017 TO            XX.XX               o XXXXX
  CHANGING ON JULY 1, 2018 TO            XX.XX               o XXXXX
  CHANGING ON JULY 1, 2019 TO            XX.XX               o XXXXX
  CHANGING ON JULY 1, 2020 TO            XX.XX               o XXXXX

                            *****END OF SCHEDULE*****

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                                     II-256